Exhibit 10.4

LICENSE AGREEMENT

This LICENSE AGREEMENT (“Agreement”) is made as of _________, 2008, between and among The Hong Kong Winalite Group Limited, a Hong Kong company (“Winalite”); and the following (the “Distributor”):

Name of company:   _______________________

Country and location of legal organization: ______________________________

Distributor’s initials: __________                 Winalite’s initials: __________

Each of the foregoing is referred to as a “Party” and together as the “Parties”.  Capitalized terms not otherwise defined have the meanings assigned to them in Exhibit A to this Agreement.

RECITALS

A.

By an Exclusive International Distribution Agreement between the Parties dated as of ________, 2008 (the “Distribution Agreement”), Winalite has appointed Distributor to be its exclusive distributor within the Territory of the Products, as those terms are defined in the Distribution Agreement.

B.

Winalite owns or has the right to use certain Intellectual Property (as defined herein) in connection with the marketing, sale and distribution of the Products.

C.

In order to facilitate the marketing, sale and distribution of the Products in the Territory, Winalite desires to license to Distributor, and Distributor desires to license from Winalite, the Intellectual Property for the limited purpose and on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

AGREEMENT

1.

License of Intellectual Property Rights.

(a)

Subject to Distributor’s strict compliance with the terms of the Distribution Agreement, Winalite hereby grants to Distributor an exclusive and non-transferable (except to the extent permitted by the right of sub-license set forth in Section 3) license during the Term of this Agreement to market, sell and distribute the Products in the Territory under the patents, trademarks, trade names, marks, logos and brands, copyrights and applications therefor, and other intellectual property applicable to the Products set forth on Exhibit B, along with the Winalite Brand (collectively, the “Intellectual Property”).

(b)

Distributor will use the Intellectual Property only in connection with the marketing, sale and distribution of the Products within the Territory and in accordance with this Agreement and the Distribution Agreement.

(c)

Distributor acknowledges that it has no rights to any of the Intellectual Property except as granted by this Section 1. Should Distributor acquire any  rights in or to any Intellectual Property, whether by operation of law or otherwise, Distributor will (i) at its cost and expense, immediately upon the request of Winalite, irrevocably, unconditionally and effectively, assign such rights to Winalite, and (ii) irrevocably and unconditionally waive, in favor of Winalite, any such rights which are not or cannot be so assigned.

(d)

The Distributor will assure that each reference to and use of any of the Intellectual Property is in the form stipulated by Winalite.

(e)

The Distributor will observe any directions given by Winalite as to colors and size of the representation of the trademark, marks or logos of Winalite Brand, including without limitation, their matter and disposition on the Products and any leaflets, brochures or other material and in any advertising material prepared by the Distributor for the Products.

(f)

The Distributor will, save with the prior approval of Winalite in writing, ensure that the Winalite Brand is not used in conjunction with the name of the Distributor or the name of any third party or in such a way as to indicate that the Distributor or such third party has or have (as the case may be) any rights of whatsoever nature in respect thereof.

2.

License Fee.    In consideration for the rights granted to it by Winalite under Section 1, Distributor will pay to Winalite a license fee (the “License Fee”) as set forth on Exhibit C.

3.

Right of Sub-license.   Distributor may sub-license the Intellectual Property only to Downline Distributors, as that term is defined in the Distribution Agreement, but may not grant to any sub-licensee any more right than are granted to Distributor by Section 1 of this Agreement.

4.

Representations and Warranties.   Each Party represents and warrants to the other, as to itself and not as to the other, as follows:

(a)

It is a company duly organized under the laws of the country identified in its address on the signature page of this Agreement and has all requisite corporate power and authority to enter into, deliver and perform its obligations under this Agreement. When duly executed and delivered by it, this Agreement will constitute an obligation which is valid, binding on and enforceable against it.

(b)

All corporate action necessary to execute, deliver and perform its obligations under this Agreement has been duly taken.

(c)

It has all necessary business and other governmental licenses, permits and authorizations to permit it to perform its obligations under this Agreement.

5.

Confidential Information.  Notwithstanding any other provision of this Agreement, the Parties agree to maintain in confidence, and not to disclose to any other Person, either during the Term of this Agreement or during a period of five (5) years thereafter, any and all Confidential Information furnished by a Party (the “Disclosing Party”) to the other Party (the “Receiving Party”). “Confidential Information” means and includes any information of any nature except for information (i) which at the time of disclosure is, or subsequently becomes, part of the public domain through no fault of the Receiving Party, (ii) which at the time of disclosure, is already known to the Receiving Party and the Receiving Party can prove such prior knowledge, or (iii) which is subsequently disclosed on a non-confidential basis to the Receiving Party by a third Party whose receipt and disclosure does not constitute a violation of any confidentiality obligation to the Disclosing Party. Confidential Information may include, but will not be limited to, processes, compilations of information, records, specifications, cost and pricing information, customer lists, catalogs, booklets, technical advertising and selling data, samples, and the fact of the Disclosing Party’s intent to manufacture, market, sell or distribute any new product, and except for information which is public or general industry knowledge, all information furnished by the Disclosing Party to the Receiving Party will be considered to be Confidential Information, whether or not specifically so designated. The Receiving Party will take all reasonable steps to protect the Confidential Information from unauthorized disclosure, including, but not limited to, informing its employees in writing of the confidential nature of the information and binding those employees to maintain the confidentiality of the information to the same extent as provided herein. The Receiving Party further agrees not to use any Confidential Information in any way, directly or indirectly, except as required in the course of the performance of the terms of this Agreement and approved in writing and in advance by the Disclosing Party.

6.

Compliance with Laws.  Each Party will at all times and at its own expense (a) strictly comply with all applicable laws, rules, regulations and governmental orders, now or hereafter in effect, relating to its performance of this Agreement, (b) pay all fees and other charges required by such laws, rules, regulations and orders, and (c) maintain in full force and effect all licenses, permits, authorizations, registrations and qualifications from all applicable governmental departments and agencies to the extent necessary to perform its obligations hereunder.

7.

Term and Termination.   The term of this Agreement (the “Term”) will commence on the date first set forth above and continue until the effective date of any termination of the Distribution Agreement, on which date this Agreement also will terminate, at which time Distributor immediately will cease using all Intellectual Property and, at Winalite’s option, return or destroy all Intellectual Property having tangible form in its possession, custody, or control. All amounts due or payable from Distributor to Winalite as of the effective date of any termination of this Agreement will continue to be due and payable despite such termination. Expiry or termination of this Agreement in accordance with its terms will not give either party the right to claim any damages or compensation, indemnity or reimbursement whatsoever from the other by reason of such expiry or termination (including, but not limited to, any claims in respect of present or prospective loss of profits or distribution rights, or any similar loss or for expenditures, investments, commitments or otherwise), but  such expiry or termination will be without prejudice to any rights or remedies available to, or any obligations or liabilities accrued to, either party at the effective date of termination.

8.

Dispute Resolution.

(a)

Friendly Negotiations.   The parties will attempt in the first instance to resolve all disputes arising out of or relating to this Agreement (“Disputes”) through friendly consultations.

(b)

Commencement of Arbitration.   If no mutually acceptable settlement of the Dispute is made within sixty (60) days from the commencement of the settlement negotiation or if any Party refuses to engage in any settlement negotiation, any Party may submit the Dispute for arbitration.

(c)

Arbitration.   If a Dispute is not resolved by consultations within sixty (60) days after one Party has served written notice on the other Party for the commencement of such consultations, then such Dispute will be finally settled and determined by arbitration in Hong Kong under the Arbitration Rules of the United Nations Commission on International Trade Law by arbitrators appointed in accordance with such Rules. The arbitration and appointing authority will be the Hong Kong International Arbitration Centre (“HKIAC”). The arbitration will be conducted by a panel of three arbitrators, one chosen by Winalite, one chosen by Distributor, and the third by agreement of the Parties; failing agreement within thirty (30) days of commencement of the arbitration proceeding, the HKIAC will appoint the third arbitrator. The proceedings will be confidential and conducted in English. The arbitral tribunal will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, and its award will be final and binding on the parties. The arbitral tribunal will determine how the parties will bear the costs of the arbitration. Notwithstanding the foregoing, each Party will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other Party in any court or other tribunal of competent jurisdiction. During the pendency of any arbitration or other proceeding relating to a Dispute between the parties, the parties will continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement, except with regard to the matters under dispute.

9.

Miscellaneous.

(a)

No Partnership.  This Agreement does not establish either Party as an agent, partner, joint venturer, employee, servant, or legal representative of the other for any purpose whatsoever, and neither has the right to bind the other in any way.

(b)

Further Assurances.   Each Party will execute and/or cause to be delivered to each other Party such instruments and other documents, and will take such other actions, as such other Party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

(c)

Fees and Expenses.   Each Party will bear its own fees and expenses incurred in connection with the negotiation, execution and performance of its obligations under this Agreement and any other agreements relating hereto.

(d)

Notices.   Any notice or other communication required or permitted to be delivered to any Party will be in writing and will be deemed properly delivered, given and received upon dispatch by hand, registered mail, courier or express delivery service with receipt confirmed by signature of the addressee, to the address set forth beneath the name of such Party below (or to such other address as such Party may specify in a written notice given to the other Parties):

If to Winalite:	The Hong Kong Winalite Group Ltd. 606, 6/F, Ginza Plaza, Mongkok, Kowloon Hong Kong, S.A.R. Attn: President or CEO Fax: 86-20-22268318

With Copies to:	Thelen Reid Brown Raysman & Steiner LLP 101 Second Street, Suite 1800 San Francisco, CA 94105 Attn: Thomas M. Shoesmith Fax: +1 415 371 1200

If to Distributor:	[Name] [Address] Attn: Fax:

With Copies to:	Thelen Reid Brown Raysman & Steiner LLP 101 Second Street, Suite 1800 San Francisco, CA 94105 Attn: Thomas M. Shoesmith Fax: +1 415 371 1200

(e)

Publicity.   No press release, publicity, disclosure or notice to any Person concerning any of the transactions contemplated by this Agreement will be issued, given, made or otherwise disseminated by Distributor or any Downline Distributors at any time without the prior written approval of Winalite.

(f)

Headings, Gender and Usage.   The headings contained in this Agreement are for convenience of reference only, and will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement. For purposes of this Agreement: (i) the words “include” and “including” will be taken to include the words, “without limitation;” and (ii) whenever the context requires, the singular number will include the plural, and vice versa; and each of the masculine, feminine and neuter genders will refer to the others.

(g)

Governing Law and Language.   This Agreement, including all matters of construction, validity and performance, will in all respects be governed by, and construed in accordance with, the laws of Hong Kong, S.A.R. (without giving effect to principles relating to conflict of laws).  This Agreement is written in English and the English language will govern any interpretation of this Agreement.

(h)

Successors and Assigns; Parties in Interest.   Except as otherwise expressly provided herein, the provisions of this Agreement will inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties.

(i)

Assignments, Successors, and No Third-Party Rights.   Distributor may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Winalite. Without the prior written consent of Distributor, Winalite may only assign its rights or delegate its obligations under this Agreement to an affiliate controlled by, or under common control with, Winalite. No Person not a Party to this Agreement or a permitted assignee has any rights under this Agreement.

(j)

Amendments.   This Agreement may not be amended, modified, altered or supplemented other than in a writing duly executed and delivered on behalf of all Parties.

(k)

Interpretation.  Each Party acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in connection with the construction or interpretation of this Agreement.

(l)

Severability.   In case any provision of the Agreement will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

(m)

Waiver.   No failure or delay by any Party to exercise any right, power or remedy under this Agreement will operate as a waiver of any such right, power or remedy.

(n)

Entire Agreement.   The Agreement and the Distribution Agreement set forth the entire understanding of the Parties relating to the subject matter hereof and supersede all prior agreements and understandings, written or oral, among or between any of the Parties relating to the subject matter hereof and thereof.

(o)

Counterparts. This Agreement may be executed in any number of counterparts. When each Party has signed and delivered to all other Parties at least one such counterpart, each of the counterparts will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this License Agreement as of the date first above written.

“Winalite”

The Hong Kong Winalite Group, Ltd.

By:    _____________________________

Print name and title:
_____________________________
_____________________________

_____________________________

Address：

606, 6/F, Ginza Plaza, Mongkok, Kowloon

Hong Kong, S.A.R.

“Distributor”

______________________________________

By:    _________________________________

Its:    __________________________________

Print name and title:

_____________________________

_____________________________

_____________________________

Address:

______________________________

______________________________

______________________________

EXHIBIT A

Definitions

As used in this License Agreement, the following capital terms have the meanings assigned to them in this Exhibit A:

“Confidential Information”	is defined in Section 5.
“Disputes”	is defined in Section 8(a).
“Distribution Agreement”	is defined in Recital A.
“Distributor”	is defined in the first paragraph of this Agreement.
“Downline Distributor”	is defined in the Distribution Agreement.
“HKIAC”	is defined in Section 8(c).
“Intellectual Property”	is defined in Section 1.
“License Fee”	is defined in Section 2.
“Party” and “Parties”	are defined in the first paragraph of this Agreement.
“Person”	means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Products”	is defined in the Distribution Agreement.
“Term”	is defined in Section 7.
“Territory”	is defined in the Distribution Agreement.
“Winalite Brand”	means the word “Winalite,” including without limitation any trademark, trade name, or copyright to that word and any representation or design incorporating that word.
“Winalite”	is defined in the first paragraph of this Agreement.

EXHIBIT B

Intellectual Property

EXHIBIT C

License Fee

The License Fee payable by Distributor to Winalite pursuant to this License Agreement are as follows:

1.

The License Fee will be an amount equal to ten percent (10%) of the monetary amount of Distributor’s orders for Product placed with Winalite.

2.

The amount of the License Fee will be added to the purchase price for Products paid by Distributor to Winalite pursuant to the Distribution Agreement, and paid at the same time and in the same manner as the purchase price for the Products.

3.

The License Fee will be received by Winalite in full, net of any sales or service tax, VAT or other tax of any kind whatsoever imposed by any governmental authority. In the event any tax (other than a tax imposed on the turnover, income or profit of Winalite) should be required by any governmental authority to be withheld or paid by Distributor with respect to any payments made to Winalite in respect of the License Fee, Distributor agrees to pay such tax or withholding, and if such tax or withholding is required to be paid by Winalite, Distributor agrees to reimburse Winalite therefor.